EXHIBIT 23



             CONSENT OF KRONICK KALADA BERDY AND CO.


     We consent to the inclusion in this Amendment No. 1 to the Form 8-K of First Liberty Bank Corp. of our report dated
January 16, 1998.

                              KRONICK KALADA BERDY AND CO.


September 9, 1998             /s/ Kronick Kalada Berdy and Co.